SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                   FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported) OCTOBER 18, 1995 (OCTOBER 15, 1995)

                         BIG O TIRES, INC.
           (Exact name of registrant as specified in its charter)

           NEVADA                   1-8833               87-0392481
     (State or other juris-     (Commission            (I.R.S. Employer
    diction of incorporation)     File No.)           Identification No.)



     11755 EAST PEAKVIEW AVENUE, ENGLEWOOD, COLORADO    80111
     (Address of principal executive offices)         (Zip Code)


    Registrant's telephone number including area code:  (303)  790-2800





                                                          4 Total Pages

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ITEM 5. OTHER EVENTS.

On October 15, 1995, the Company received notice from BOTI Holdings, Inc. and BOTI Acquisition Corp. ("Purchaser") that the Purchaser has elected to waive the contingency in the Agreement and Plan of Merger dated July 24, 1995 ("Merger Agreement"), that requires participation in the acquisition by the Company's dealers owning not less than 85% of the franchised Big O Tires stores as of the date of the Merger Agreement. The Purchaser advised the Company that dealers owning 82% of the Company's franchised tire stores, as of the date of the Merger Agreement, have elected to participate indirectly in the acquisition of the Company. The Purchaser advised the Company that while 82% is less than the percentage specified in the Merger Agreement, such percentage is sufficient to enable the Purchaser to proceed with satisfying other conditions of closing in the Merger Agreement.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(10.1)   Letter dated October 15, 1995, from BOTI Acquisition Corp. and BOTI
Holdings, Inc., to Big O Tires, Inc.


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

Date: October 18, 1995


                                     BIG O TIRES, INC.



                                     By: /s/ Philip J. Teigen
                                         Philip J. Teigen
                                         General Counsel and Secretary